Exhibit 23.1

PricewaterhouseCoopers LLP 425 1st Street SW Suite 1200 Calgary, Alberta Canada T2P 3V7 Telephone +1(403)509-7500 Facsimile +1(403)781-1825 Direct Tel. +1(403)509-7560 Direct Fax +1(403)781-1825

The Securities Exchange Commission

March  29, 2002

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated March 22, 2002 relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K of Golden Star Resources Ltd. for the year ended December 31, 2001. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP

Chartered Accountants